EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2008, relating to the financial statements of T&P Syngas Supply Company appearing in the Annual Report on Form 10-K/A of Genesis Energy, L.P. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
April 15, 2008